UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Biotech Spinco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2940575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 454-1000

 (Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share	NASDAQ Global Market

Securities to be registered pursuant to Section 12(g) of the Act

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
1.	Business	“Summary”, “Risk Factors”, “The Spin-Off”, “Our Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Where to Obtain More Information”

1A.	Risk Factors	“Risk Factors”

2.	Financial Information

“Historical Selected Financial Data”, “Unaudited Pro Forma Condensed Combined Balance Sheet”, “Capitalization”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	“Our Business”, and “Our Relationship with PDL after the Spin-Off”,

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	“Management”, and “Board of Directors”

6.	Executive Compensation	“Compensation Discussion and Analysis”

7.	Certain Relationships and Related Transactions and Director Independence	“Security Ownership of Certain Beneficial Owners and Management”, “Related Person Transactions”, and “Our Relationship with PDL after the Spin-Off”, “Board of Directors”

8.	Legal Proceedings	“Our Business”

9.	Market Price of Dividends on Registrant’s Common Equity and Related Stockholder Matters	“The Spin-Off,” “Dividend Policy”, “Description of Capital Stock”, and “Compensation Discussion and Analysis”

10.	Recent Sales of Unregistered Securities	Not Applicable

11.	Description of Registrant’s Securities to be Registered	“The Spin-Off”, “Dividend Policy” and “Description of Capital Stock”

12.	Indemnification of Directors and Officers	“Indemnification of Directors and Officers”

Item No.	Caption	Location in Information Statement
13.	Financial Statements and Supplementary Data	“Historical Selected Financial Data”, and “Unaudited Pro Forma Condensed Combined Balance Sheet”

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

15.	Financial Statements and Exhibits

(a)  Financial Statements

The information required by this item is contained in the “Unaudited Pro Forma Financial Statements” and “Index to Financial Statements” and the statements referenced therein and is incorporated herein by reference.

(b)  Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit
2.1	Form of Separation and Distribution Agreement by and between Biotech Spinco, Inc. and PDL BioPharma, Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of Biotech Spinco, Inc.

3.2	Form of Bylaws of Biotech Spinco, Inc.

4.1	Specimen Stock Certificate of Biotech Spinco, Inc.**

10.1	Form of Transition Services Agreement by and between Biotech Spinco, Inc. and PDL BioPharma, Inc.**

10.2	Form of Tax Sharing and Indemnification Agreement by and between Biotech Spinco, Inc. and PDL BioPharma, Inc.**

*10.3	2008 Equity Incentive Plan**

*10.4	Form of Notice of Grant of Stock Option under the 2008 Equity Incentive Plan**

*10.5	Form of Stock Option Agreement under the 2008 Equity Incentive Plan**

*10.6	Forms of Notice of Grant of Restricted Stock Award under the 2008 Equity Incentive Plan**

*10.7	Form of Restricted Stock Agreement under the 2008 Equity Incentive Plan**

*10.8	Form of Retention and Severance Plan**

*10.9	Form of Director and Officer Indemnification Agreement**

10.10	Triple Net Space Lease, effective July 6, 2006, between Pacific Shores Investors, LLC and PDL BioPharma, Inc. (for building located at 1400 Seaport Boulevard, Redwood City, California)

10.11	Triple Net Space Lease, effective July 6, 2006, between the Pacific Shores Investors, LLC and PDL BioPharma, Inc. (for building located at 1500 Seaport Boulevard, Redwood City,

California)

10.12	Sublease, effective July 6, 2006, between Openwave Systems, Inc. and PDL BioPharma, Inc. (for building located at 1400 Seaport Boulevard, Redwood City, California)

10.13	Collaboration Agreement between PDL BioPharma, Inc. and Biogen Idec MA Inc., dated September 12, 2005†

10.14	License Agreement dated as of December 15, 2005 by and between PDL BioPharma, Inc. and Human Genome Sciences, Inc.**

10.15	Asset Purchase Agreement between PDL BioPharma, Inc. and EKR Therapeutics, Inc. dated February 4, 2008†

10.16	Clinical Drug Substance Supply Agreement between PDL BioPharma, Inc. and GMN, Inc. effective March 13, 2008**

21.1	Subsidiaries of Biotech Spinco, Inc.

99.1	Preliminary Information Statement of Biotech Spinco, Inc., dated August 13, 2008

*	Management contract or compensatory plan or arrangement
**	To be filed by amendment
†

Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOTECH SPINCO, INC.

Date: August 13, 2008	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Exhibit
2.1	Form of Separation and Distribution Agreement by and between Biotech Spinco, Inc. and PDL BioPharma, Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of Biotech Spinco, Inc.

3.2	Form of Bylaws of Biotech Spinco, Inc.

4.1	Specimen Stock Certificate of Biotech Spinco, Inc.**

10.1	Form of Transition Services Agreement by and between Biotech Spinco, Inc. and PDL BioPharma, Inc.**

10.2	Form of Tax Sharing and Indemnification Agreement by and between Biotech Spinco, Inc. and PDL BioPharma, Inc.**

*10.3	2008 Equity Incentive Plan**

*10.4	Form of Notice of Grant of Stock Option under the 2008 Equity Incentive Plan**

*10.5	Form of Stock Option Agreement under the 2008 Equity Incentive Plan**

*10.6	Forms of Notice of Grant of Restricted Stock Award under the 2008 Equity Incentive Plan**

*10.7	Form of Restricted Stock Agreement under the 2008 Equity Incentive Plan**

*10.8	Executive Retention and Severance Plan**

*10.9	Form of Director and Officer Indemnification Agreement**

10.10	Triple Net Space Lease, effective July 6, 2006, between Pacific Shores Investors, LLC and PDL BioPharma, Inc. (for building located at 1400 Seaport Boulevard, Redwood City, California)

10.11	Triple Net Space Lease, effective July 6, 2006, between the Pacific Shores Investors, LLC and PDL BioPharma, Inc. (for building located at 1500 Seaport Boulevard, Redwood City, California)

10.12	Sublease, effective July 6, 2006, between Openwave Systems, Inc. and PDL BioPharma, Inc. (for building located at 1400 Seaport Boulevard, Redwood City, California)

10.13	Collaboration Agreement between PDL BioPharma, Inc. and Biogen Idec MA Inc., dated September 12, 2005†

10.14	License Agreement dated as of December 15, 2005 by and between PDL BioPharma, Inc. and Human Genome Sciences, Inc.**

10.15	Asset Purchase Agreement between PDL BioPharma, Inc. and EKR Therapeutics, Inc. dated February 4, 2008†

10.16	Clinical Drug Substance Supply Agreement between PDL BioPharma, Inc. and GMN, Inc. effective March 13, 2008**

21.1	Subsidiaries of Biotech Spinco, Inc.

99.1	Preliminary Information Statement of Biotech Spinco, Inc., dated August 13, 2008

*	Management contract or compensatory plan or arrangement
**	To be filed by amendment
†

Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4) and 24b-2.